Joint Filer Information

Names:	Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Syros Pharmaceuticals, Inc. [SYRS]

Date of Event Requiring Statement:	June 29, 2016

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P. , Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Syros Pharmaceuticals, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact